SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           _________________________

                                   FORM 8-K

                                CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                           _________________________


       Date of Report (date of earliest event reported):  JUNE 13, 2006


                              PSB HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


        WISCONSIN                   0-26480                   39-1804877
     (State or other           (Commission File              (IRS Employer
     jurisdiction of                Number)                 Identification
     incorporation)                                             Number)

                            1905 W. STEWART AVENUE
                               WAUSAU, WI 54401
         (Address of principal executive offices, including Zip Code)

                                (715) 842-2191
              Registrant's telephone number, including area code

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   (box) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

   (box) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   (box) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   (box) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                   INFORMATION TO BE INCLUDED IN THE REPORT


SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      On June 13, 2006, PSB Holdings, Inc. ("PSB") announced that effective as of July 1, 2006, Peter W. Knitt will assume the offices of President and CEO of PSB and of its principal subsidiary, Peoples State Bank ("Peoples"). Mr. Knitt will also become a director of PSB and Peoples effective July 1.

      Mr. Knitt, age 48, has been employed by Peoples since January, 2003 as Senior Vice President with principal responsibility for the Rhinelander and Eagle River, Wisconsin, offices. Before joining Peoples, Mr. Knitt served as President of M&I Merchants Bank, Rhinelander, Wisconsin from 1995 to 2001, and, following M&I's consolidation of Merchant's charter in 2001, as Community President and Group Manager of M&I's Rhinelander office.

      Mr. Knitt will be employed under a three year employment agreement that will provide for an initial base salary of $190,000. He will also be entitled to customary perquisites, including the use of an automobile and country club membership. The agreement, which is being finalized, will also provide for the payment of three year's compensation in the event of a change in control of PSB. The term of Mr. Knitt's agreement will extend for successive additional periods of one year each upon expiration of the initial three-year term unless either party notifies the other that no, or no further, extensions shall be made. PSB expects to grant Mr. Knitt some form of stock option or other equity based compensation, although no arrangement has yet been finalized.

      Mr. Knitt currently participates in Peoples' Senior Management Incentive Compensation Plan. The determination of his compensation for the 2006 fiscal year under the plan will be adjusted effective July 1 to reflect his new status as president and CEO. The plan, which has previously been filed by PSB, provides an annual cash incentive opportunity for eligible participants. Incentive compensation is determined under a formula that determines base incentive compensation based upon the percentage by which the Peoples' budgeted net income, the participant's departmental goals, and the participant's individual goals have been achieved. Base incentive compensation is then adjusted by a factor which takes into account the Peoples' achievement of its goal for budgeted net income and the responsibility level of the individual participant. The plan provides for ranges of incentive compensation ranging from 0% to 45% of base salary for the CEO.

      Mr. Knitt also currently participates in an Executive Deferred Compensation Plan under which he is permitted to defer up to 80% of his annual base salary. Each year, Peoples will match 20% of Mr. Knitt's deferrals up to 3% of his base salary and also contribute an amount equivalent to the year's 401(k) contribution as amounts deferred. Deferrals made by the participant and Peoples' contributions are credited to an unfunded account. The account will also be credited with interest at an annual rate equal to Peoples' return on equity for the prior year minus 400 basis points. Mr. Knitt's interest in Peoples' matching contribution and related
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interest vests at a rate of 20% per year, beginning with his date of employment by Peoples. Vested amounts will be distributed to the participant in installments over a period not in excess of 10 years.

      Mr. Knitt also participates in Peoples' Incentive Deferred Bonus Plan (the "Deferred Bonus Plan"). Under the Deferred Bonus Plan, the board of Peoples will annually establish the maximum bonus opportunity for each participant expressed as a percentage of base salary and determined by the degree to which the departmental and individual performance goals under the Incentive Compensation Plan are attained; provided, however, that no bonus will be earned unless Peoples has attained its budgeted net income for the year.
For 2006 and subsequent fiscal years, the maximum bonus opportunity has been set at 10% of base salary. Any bonus earned by a participant will be credited to an unfunded deferral account and credited with interest at an annual rate equal to Peoples' return on equity for the year. Deferred amounts attributable to any fiscal year (including accrued interest) will be distributed in cash to the participant four years after the close of the year in which they were earned, although such payment will be made earlier if the participant dies, becomes disabled, or attains age sixty-four. If a participant terminates employment for any other reason prior to distribution, his account will be forfeited. A participant's account will be fully vested upon a change of control.

      The news release relating to Mr. Knitt's appointment is filed as Exhibit
99.1 to this report.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

      Exhibit 99.1  News Release dated June 13, 2006
      Exhibit 99.2 Executive Deferred Compensation Agreement between Peoples State Bank and Peter W. Knitt


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PSB HOLDINGS, INC.



Date:  June 13, 2006                By:    DAVID A. SVACINA
                                           David A. Svacina
                                           Vice President
                                       -3-
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                                 EXHIBIT INDEX
                                      TO
                                   FORM 8-K
                                      OF
                              PSB HOLDINGS, INC.
                              DATED JUNE 13, 2006
                 Pursuant to Section 102(d) of Regulation S-T
                        (17 C.F.R. Section 232.102(d))



EXHIBIT 99.1  NEWS RELEASE DATED JUNE 13, 2006

EXHIBIT 99.2 EXECUTIVE DEFERRED COMPENSATION AGREEMENT BETWEEN PEOPLES STATE BANK AND PETER W. KNITT
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